Exhibit 4.4
Number * *	Shares * *

[Graphic omitted] STRATEGIC HOTELS & RESORTS, INC.

THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF CHICAGO, IL AND NEW YORK, NY	STRATEGIC HOTELS & RESORTS, INC. A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF MARYLAND	SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP

THIS CERTIFIES THAT

[ ]

is the record holder of	[ ]

FULLY PAID AND NONASSESSABLE SHARES OF         % SERIES          CUMULATIVE REDEEMABLE PREFERRED

STOCK, $.01 PAR VALUE PER SHARE,

OF

STRATEGIC HOTELS & RESORTS, INC.

(the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[Graphic omitted]
SECRETARY		CHIEF EXECUTIVE OFFICER

AMERICAN BANK NOTE COMPANY

Countersigned and Registered:

LASALLE BANK NATIONAL ASSOCIATION

Transfer Agent and Registrar

By:
Authorized Signature

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2–211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the charter of the Corporation, (i) no individual may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no individual may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Common Stock of the Corporation, unless such individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – TEN ENT – JT TEN –	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT –	__________ Custodian ___________
(Cust) (Minor)
under Uniform Gifts to Minors Act
______________________________
(State)
		UNIF TRF MIN ACT –	_________ Custodian (until age ___)
(Cust)
__________ under Uniform Transfers
(Minor)
to Minors Act __________________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ____________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the Preferred Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

X
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. 17Ad–15.